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                                    EXHIBIT J

            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" and "For More Information" in the Prospectus and to the incorporation by reference of our report dated December 14, 2007 in the Registration Statement (Form N-1a) of The Hartford Mutual Funds, Inc. for the year ended October 31, 2007 filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 73 under the Securities Act of 1933 (Registration No. 333-02381).

We also consent to the references to our firm under the captions "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm", and "Financial Statements" and to the incorporation by reference of our report, dated December 14, 2007, of the The Hartford Mutual Funds, Inc. included in the October 31, 2007 Annual Report to Shareholders included in the Statement of Additional Information, dated March 1, 2008, of The Hartford Mutual Funds, Inc. of which Statement of Additional Information is incorporated by reference in this Registration Statement for The Hartford Mutual Funds, Inc. on Form N-1a.


                                                            /s/Ernst & Young LLP

Minneapolis, Minnesota
August 27, 2008